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                                                                   EXHIBIT 10.17

                                  BONUS PLANS
                                  -----------


     The Company maintains an informal bonus program for certain employees, including executive officers, under which such employees may be awarded discretionary cash bonuses based upon the Chief Executive Officer's subjective evaluation of individual performance and the performance of the Company during the year.